Exhibit 99.1

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Fourth Quarter 2004
Financial Results
[GRAPHIC]
Investor Conference Call
February 3, 2005

[LOGO]

Forward Looking Statements

This presentation contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements should be considered as estimates only and actual results may ultimately differ from these estimates.  Except to the extent required by applicable securities laws, CB Richard Ellis undertakes no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the SEC and available at the SEC’s website (http://www.sec.gov), for a full discussion of the risks and other factors, that may impact any estimates that you may hear today.  This is a public call and our responses to questions must be limited to information that is acceptable for dissemination within the public domain.  In addition, we may make certain statements during the course of this presentation which include references to “non-GAAP financial measures,” as defined by SEC regulations.  As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are available in the fourth quarter earnings press release.

Conference Call Participants

Ray Wirta – Chief Executive Officer

Brett White – President

Ken Kay – Senior Executive Vice President and Chief Financial Officer

Shelley Young – Director of Investor Relations

Highlights

•                  Fourth quarter and year-to-date 2004 revenue growth of 29% and 45%, respectively

•                  Strong investment properties sales and improved leasing fundamentals in 2004

•                  Net income, as adjusted for one-time items, of $117.9 million in 2004 versus $36.8 million in 2003, an increase of 220%

•                  Diluted earnings per share of $1.65 in 2004

•                  Improved earnings guidance for 2005

Q4 2004 Performance: Overview

•                  Revenue totaled $798.2 million, 29% higher than the prior year quarter

•                  9th straight quarter of double-digit year over year organic revenue growth

•                  Net income totaled $66.4 million, as compared to a net loss of $10.1 million for the same quarter last year

•                  Excluding one-time items, net income for the quarter was $68.4 million, as compared to $27.9 million for the same quarter last year(1)

•                  One-time items include the following:

After-tax adjustments ($ millions)	2004	2003

Amortization expense related to Insignia net revenue backlog	1.6	19.4

Merger-related and integration costs	1.4	18.6

Tax adjustments relating to Insignia merger-related charges, IPO and extinguishment of debt costs expensed in previous quarters	(1.0)	—

Total one-time items	2.0	38.0

(1)          Net income was adjusted for one time items of $2.0 million ($5.4 million before tax) and $38.0 million ($55.4 million before tax) for the quarters ending 12/31/2004 and 12/31/2003, respectively.

•                  GAAP EPS of $0.88 vs. Adjusted EPS of $0.90(1)

•                  Operating income totaled $110.2 million, $91.1 million higher than the same quarter last year

•                  Operating Income, excluding merger-related charges and integration costs, totaled $115.6 million for 2004 as compared to $74.5 million for 2003, an improvement of 55%

•                  EBITDA totaled $134.4 million, 112% higher than the same quarter last year

•                  EBITDA was negatively impacted by one-time merger-related charges and integration costs of $2.6 million in 2004 and $27.3 million in 2003

(1)          All EPS information is based upon diluted shares.

Q4 Financial Results

($ in millions)	2004	2003	% Change

Revenue	798.2	621.3	29

Cost of Services	406.2	311.9	30
Operating, Admin. & Other	266.9	234.1	14
Depreciation & Amortization	14.9	39.1	-62
Merger-Related Charges	—	17.1	-100

Operating Income/loss	110.2	19.1	477

One Time Charges:
Merger-Related Charges	—	17.1	-100
Integration Costs	2.6	10.2	-75
Backlog Amortization	2.8	28.1	-90

Operating Income, excluding One Time Charges	115.6	74.5	55

Year-to-date Financial Results

		2003
				Incl.
($ in millions)	2004	Reported(1)	% Change	Insignia(2)	% Change

Revenue	2,365.1	1,630.1	45	1,948.8	21

Cost of Services	1,203.8	796.4	51	968.9	24
Operating, Admin. & Other	909.8	678.4	34	826.9	10
Depreciation & Amortization	54.9	92.6	-41	102.0	-46
Merger-Related Charges	25.6	36.8	-30	36.8	-30

Operating Income/loss	171.0	25.8	563	14.2	1,104

One Time Charges:
Merger-Related Charges	25.6	36.8	-30	36.8	-30
Integration Costs	14.3	13.6	5	13.6	5
IPO-Related Compensation Expense	15.0	—	100	—	100
Backlog Amortization	13.0	59.1	-78	59.1	-78

Operating Income, excluding One Time Charges	238.9	135.3	77	123.7	93

(1)          Includes reported results of Insignia’s commercial operations which were purchased on 7/23/03.

(2)          Includes reported results of Insignia’s commercial operations prior to the acquisition on 7/23/03.  The financial information including Insignia is presented for informational purposes only and does not purport to represent what CB Richard Ellis’ results of operations or financial position would have been had the Insignia acquisition in fact occurred prior to the first seven months of 2003.

2004 Revenue Breakdown

	Quarter ended December 31,			Year-to-date December 31,
					2003
						Incl.
(In $ millions)	2004	2003	% Change	2004	Reported(1)	Insignia(2)	% Change

Investment Sales	283.5	174.3	63	807.4	512.6	568.8	42

Leasing	327.9	300.0	9	986.3	692.5	890.1	11

Property and Facilities Management	52.1	46.1	13	185.3	143.6	176.0	5

Appraisal and Valuation	50.4	41.0	23	156.4	111.3	130.0	20

Commercial Mortgage Brokerage	34.3	29.1	18	106.7	81.6	81.6	31

Investment Management	38.3	21.8	76	90.7	64.0	67.0	35

Other	11.7	9.0	30	32.3	24.5	35.3	-8

	798.2	621.3	29	2,365.1	1,630.1	1,948.8	21

(1)          Includes reported results of Insignia’s commercial operations which were purchased on 7/23/03.

(2)          Includes reported results of Insignia’s commercial operations prior to the acquisition on 7/23/03.  The financial information including Insignia is presented for informational purposes only and does not purport to represent what CB Richard Ellis’ results of operations or financial position would have been had the Insignia acquisition in fact occurred prior to 7/23/2003.

Operating Income Margins

[CHART]

	4th Quarter	Full Year
2003 incl. Insignia	NA	6.3
2003	12.0	8.3
2004	14.5	10.1

Continued margin improvement due to:

•                  Robust revenue growth

•                  Productivity improvements

•                  Operating leverage

Notes:

Operating income margins exclude merger-related charges, integration expenses, amortization of Insignia revenue backlog and IPO related compensation expense.

The financial information including Insignia is presented for informational purposes only and does not purport to represent what CB Richard Ellis results of operations or financial position would have been had the Insignia acquisition in fact occurred prior to 2003.

Q4 2004 Earnings Per Share Dynamics

Excluding One Time Charges(1)

[CHART]

(1)          All EPS information is based upon diluted shares.

2004 Earnings Per Share Dynamics

Excluding One Time Charges(1)

[CHART]

(1)          All EPS information is based upon diluted shares.

Consolidated Balance Sheets

	As of
($ in millions)	12/31/2004	12/31/2003	Variance
		(Unaudited)
Assets
Cash and cash equivalents	256.9	163.9	93.0
Restricted cash	9.2	14.9	(5.7)
Receivables, net	394.1	322.4	71.7
Warehouse receivable(1)	138.2	230.8	(92.6)
Property and equiment, net	137.7	113.6	24.1
Goodwill and other intagible assets, net	935.1	951.3	(16.2)
Deferred compensation assets	102.6	76.4	26.2
Other assets, net	297.8	340.2	(42.4)
Total assets	2,271.6	2,213.5	58.1

(1)          Represents Freddie Mac loan receivables which are offset by the related non-recourse warehouse line of credit facility.

	As of
($ in millions)	12/31/2004	12/31/2003	Variance
		(Unaudited)
Liabilities
Current liabilities, excluding debt	637.2	552.0	85.2
Warehouse line of credit(1)	138.2	230.8	(92.6)
Senior secured term loan tranche B	277.1	297.5	(20.4)
11 1/4% senior subordinated notes	205.0	226.2	(21.2)
9 3/4% senior notes	130.0	200.0	(70.0)
16% senior notes	—	35.5	(35.5)
Other debt(2)	22.5	82.9	(60.4)
Deferred compensation liabilities	160.2	138.0	22.2
Other long-term liabilities	135.5	111.0	24.5
Total liabilities	1,705.7	1,873.9	(168.2)
Minority interest	5.9	6.7	(0.8)
Stokcholders’ equity	560.0	332.9	227.1
Total liabilities and stockholders’ equity	2,271.6	2,213.5	58.1

(1)          Represents the non-recourse warehouse line of credit which supports the Freddie Mac loan receivables.

(2)          Includes non-recourse debt relating to a building investment in Japan of $43.7 million at December 31, 2003.

Capitalization

	As of		%
($ in millions)	12/31/2004	12/31/2003	Change
Cash	256.9	163.9	57

Revolver	—	—	—
Tranche B loan	277.1	297.5	-7
Other debt(1)	22.5	39.2	-43
9 3/4% senior notes	130.0	200.0	-35
11 1/4% senior subordinated notes(2)	205.0	226.2	-9
Total CB Richard Ellis Services debt	634.6	762.9	-17

16% senior notes	—	35.5	-100
Total debt	634.6	798.4	-21
Shareholders’ equity	558.9	332.9	68
Total capitalization	1,193.5	1,131.3	5

Total net debt	377.7	634.5	-40

(1)   Excludes $138.2 million and $230.8 million of warehouse facility at December 31, 2004 and December 31, 2003, respectively. Also excludes non-recourse debt relating to a building investment in Japan of $43.7 million at December 31, 2003.

(2)   The 2004 balance does not reflect $25.4 million of notes repurchased year-to-date in 2005.

2004 Normalized Internal Cash Flow

•	Strong cash flow generation

•	Low capital intensity	[CHART]

•	2004 capital expenditures exclude $12.0 million related to the integration of Insignia

(a)  Reconciliation of forecast net income to net income, as adjusted provided on page 21.

2005 Guidance

•                  Revenue growth of approximately 8%

•                  Net income within the range of $149 to $156 million

•                  Earnings per share growth of approximately 18% to 24% resulting in a guidance range of $1.95 to $2.05(1)

(1)          Excluding residual one-time Insignia and debt buy-back charges of approximately $15 million pre-tax.

Q4 2004 Segment Performance

	Revenue			Adjusted Operating Income(1)
(In $ millions)	2004	2003	% Chg.	2004	2003	% Chg.
Americas	541.1	417.7	30%	62.9	43.2	46%
EMEA	166.8	140.8	19%	32.5	21.0	55%
Asia Pacific	50.4	38.3	32%	9.2	5.2	77%
Global Investment Management	39.8	24.5	62%	11.0	5.2	112%

(1)   Adjusted operating income excludes one time items including the amortization expense relating to the net revenue backlog acquired in the Insignia acquisition, merger-related and integration charges associated with the Insignia acquisition.

CBRE Recent Wins

Americas

•                  Alcan – Providing transaction management services for facilities in 60 countries with total portfolio estimated at approximately 30 million square feet

•                  Berkshire Realty Holdings – Disposed of a national apartment portfolio comprised of 38 properties with a combined value of more than $814 million(1)

•                  AMB Property Corporation – Providing facilities management service to a 25 million square feet portfolio of industrial properties.

EMEA

•                  Travelodge – Negotiated $720 million sale-leaseback transaction involving 135 properties

•                  The Mall Fund – Completed the acquisition of three shopping center buildings for $707 million

Asia Pacific

•                  Star Tower – Appointed as agent to sell one of the largest and most prestigious office buildings in Asia

•                  Australia Post Building – Completed the sale of this office building in Melbourne for $111 million

(1)   35 properties were closed in the 4th quarter of 2004 with the remaining three properties scheduled to close in the 1st quarter of 2005.

Favorable Trends

•                  Robust investment sales market in the U.S. despite measured increases in short-term interest rates in the second half of 2004

•                  Strong investment sales activity is expected to continue into 2005

•                  Increased corporate confidence and sustained employment growth have bolstered U.S. leasing markets

•                  Proactive business development strategy resulted in numerous new fortune 500 client relationships

•                  Record performance in mortgage brokerage

•                  Active investment market in Europe and Asia Pacific

Summary

•                  Record Performance

•                  Strong revenue, EBITDA, net income and earnings per share in the fourth quarter and full year 2004

•                  Macro Trends

•                  Continued strength in investment property sales market and higher capital allocations to real estate

•                  Further improvement in the global leasing market fueled by steady job growth

•                  Increased industrial productivity and consumer spending

Appendix

Reconciliation of Net Income to Net Income, As Adjusted

2004 Results

[CHART]

(a)          Intangible asset amortization expense related to Insignia net revenue backlog

(b)         Insignia merger and integration related costs

(c)          One-time IPO related compensation expense

(d)         Costs of extinguishment of debt related to the IPO

Consolidated Net Income to EBITDA reconciliation

	Three Months Ended December 31		Twelve Months Ended December 31
(In 000s)	2004	2003	2004	2003
Net income (loss)	$66,433	$(10,084)	64,725	$(34,704)
Add:
Depreciation and amortization	14,856	39,051	54,857	92,622
Interest expense	13,280	19,518	65,418	71,256
Loss on extinguishment of debt	—	6,639	21,075	13,479
Provision (benefit) for income taxes	41,839	9,183	43,529	(6,276)
Less:
Interest income	1,961	937	4,264	3,560
EBITDA	$134,447	$63,370	245,340	$132,817

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